As filed with the Securities and Exchange Commission on November 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VONTIER CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3824	84-2783455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

(984) 275-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Courtney S. Kamlet

Vice President, Associate General Counsel and Corporate Secretary

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

(984) 275-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Justin R. Salon

Emily K. Beers

R. John Hensley

Morrison & Foerster LLP

2100 L Street, NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
1.800% Senior Notes due 2026	$500,000,000	100%	$500,000,000	$46,350
2.400% Senior Notes due 2028	$500,000,000	100%	$500,000,000	$46,350
2.950% Senior Notes due 2031	$600,000,000	100%	$600,000,000	$55,620
Guarantees of 1.800% Senior Notes due 2026	—	—	—	(2)
Guarantees of 2.400% Senior Notes due 2028	—	—	—	(2)
Guarantees of 2.950% Senior Notes due 2031	—	—	—	(2)
Total	$1,600,000,000	—	$1,600,000,000	$148,320

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
(2)

No separate consideration will be received for the guarantees. Therefore, pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gilbarco Inc.	Delaware	52-1504784
Matco Tools Corporation	Delaware	34-1728074

(1)	The Primary Standard Industrial Classification Code Number for each subsidiary guarantor registrant is 3824.
(2)	The subsidiary guarantor registrants have the following principal executive office:

c/o Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

(984) 275-6000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2021

VONTIER CORPORATION

OFFER TO EXCHANGE

$500,000,000 1.800% SENIOR NOTES DUE 2026

$500,000,000 2.400% SENIOR NOTES DUE 2028

$600,000,000 2.950% SENIOR NOTES DUE 2031

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME, ON                 , 2022, UNLESS EXTENDED.

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding 1.800% Senior Notes due 2026 (the “original 2026 notes”) for an equal aggregate principal amount of registered 1.800% Senior Notes due 2026 (the “new 2026 notes”), all of our outstanding 2.400% Senior Notes due 2028 (the “original 2028 notes”) for an equal aggregate principal amount of registered 2.400% Senior Notes due 2028 (the “new 2028 notes”) and all of our outstanding 2.950% Senior Notes due 2031 (the “original 2031 notes” and, collectively with the original 2026 notes and the original 2028 notes, the “original notes”) for an equal aggregate principal amount of registered 2.950% Senior Notes due 2031 (the “new 2031 notes” and, collectively with the new 2026 notes and the new 2028 notes, the “new notes”). The terms of each series of the new notes are identical in all material respects to the terms of the respective series of original notes and will represent the same debt as such series of original notes except that the new notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer or related provisions relating to additional interest, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights. We will issue the new notes under the same indenture as the original notes.

Terms of the exchange offer:

•

We are registering under the Securities Act the issuance of the new notes, which are being offered in exchange for the original notes that were previously issued in an offering exempt from the registration requirements of the Securities Act.

•

We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on , 2022, unless extended by us.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	The exchange of original notes for new notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The terms of each series of the new notes are substantially identical to the respective series of the original notes, except that the new notes are registered under the Securities Act, and will not contain transfer restrictions or related provisions relating to additional interest, will bear different CUSIP numbers and will not entitle their holders to registration rights.

•

Each series of the new notes will initially be fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by Gilbarco Inc. and Matco Tools Corporation, each a wholly owned subsidiary of the Company (the “guarantors”). If we do not make payments on the new notes, the guarantors must make them instead.

•	The new notes will not be listed on any securities exchange or for quotation on any automated dealer quotation system.

Investments in these securities involve risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021

Until 180 days after the date of this prospectus, all broker-dealers that effect transactions in the new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the broker-dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus and the accompanying letter of transmittal and notice of guaranteed delivery are first being distributed to all holders of the original notes on                 , 2021.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VONTIER CORPORATION NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VONTIER CORPORATION AND ITS SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

In this prospectus, unless we indicate otherwise or the context requires, the terms the “Company,” “we,” “us,” and “our” refer to Vontier Corporation, a Delaware corporation, and its consolidated subsidiaries. The term “notes” refers to the original notes and the new notes collectively.

i

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus; however, a reasonable fee per page will be charged for any paper copies of any exhibits to such information. Requests for copies of such information relating to Vontier Corporation should be directed to: Vontier Corporation, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607, Attention: Investor Relations (telephone number (984) 275-6000).

Each broker-dealer that receives new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such securities. If the broker-dealer acquired the original notes as a result of market-making or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes. Broker-dealers who acquired the original notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988).

In order to obtain timely delivery, you must request information no later than             , 2022, which is five business days before the scheduled expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL VONTIER CORPORATION ACCEPT SURRENDERS OF ORIGINAL NOTES FOR EXCHANGE FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE

ii

CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, including the information set forth under the heading “Risk Factors,” as well as the information incorporated by reference, before making an investment decision.

The Company

Vontier Corporation is a global industrial technology company that focuses on critical technical equipment, components, software and services for manufacturing, repair, and servicing in the mobility infrastructure industry worldwide. The Company supplies a wide range of mobility technologies and diagnostics and repair technologies solutions spanning advanced environmental sensors; fueling equipment; field payment hardware; point-of sale, workflow and monitoring software; vehicle tracking and fleet management; software solutions for traffic light control; and vehicle mechanics’ and technicians’ equipment. The Company markets its products and services to retail and commercial fueling operators, convenience store and in-bay car wash operators, tunnel car wash businesses, commercial vehicle repair businesses, municipal governments and public safety entities and fleet owners/operators on a global basis.

Corporate Information

Vontier Corporation is a Delaware corporation and was incorporated in 2019 in connection with the separation of Vontier from Fortive Corporation on October 9, 2020, as an independent, publicly-traded company, listed on the New York Stock Exchange. Our principal executive offices are located at 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607 and our telephone number is (984) 275-6000. Our website can be accessed at www.vontier.com.

The Exchange Offer

On March 10, 2021, we completed the offering of $500,000,000 aggregate principal amount of 1.800% Senior Notes due 2026, $500,000,000 aggregate principal amount of 2.400% Senior Notes due 2028 and $600,000,000 aggregate principal amount of 2.950% Senior Notes due 2031. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act. As part of the offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. Below is a summary of the principal terms of the exchange offer and the new notes. You should carefully review the sections entitled “The Exchange Offer” and “Description of the Notes” in this prospectus, which contain more detailed descriptions of the terms and conditions of the exchange offer and the new notes.

The Exchange Offer	We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding 1.800% Senior Notes due 2026 (the “original 2026 notes”) for an equal aggregate principal amount of registered 1.800% Senior Notes due 2026 (the “new 2026 notes”), all of our outstanding 2.400% Senior Notes due 2028 (the “original 2028 notes”) for an equal aggregate principal amount of registered 2.400% Senior Notes due 2028 (the “new 2028 notes”) and all of our outstanding 2.950% Senior Notes due 2031 (the “original 2031 notes” and, collectively with the original 2026 notes and the original 2028 notes, the “original notes”) for an equal aggregate principal amount of registered 2.950% Senior Notes due 2031 (the “new 2031 notes” and, collectively with the new 2026 notes and the new 2028 notes, the “new notes”). The form and terms of each series of the new notes are identical in all material respects to those of the respective series of the original notes. The new notes, however, will not be subject to transfer restrictions and registration rights applicable to the original notes.

In order to be exchanged, an original note must be validly tendered and accepted and not validly withdrawn. All original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer will be exchanged. As of the date of this prospectus, there are $500,000,000 aggregate principal amount of original 2026 notes outstanding, $500,000,000 aggregate principal amount of original 2028 notes outstanding and $600,000,000 aggregate principal amount of original 2031 notes outstanding. We will issue the new notes promptly after the expiration of the exchange offer.

Expiration Date	5:00 p.m., New York City time, on , 2022, unless we extend the expiration date (the “Expiration Date”).

Withdrawal Rights	You may withdraw tenders of the original notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For more information, see the section entitled “The Exchange Offer—Withdrawal Rights” in this prospectus.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer—Conditions to the Exchange Offer” in this prospectus. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered.

Procedures for Tendering Original Notes	If you, as the registered holder of an original note, wish to tender your original notes for exchange in the exchange offer, you must contact a participant in The Depository Trust Company (“DTC”) to complete the book-entry transfer procedures described in this prospectus, or otherwise complete and transmit a validly completed and duly executed letter of transmittal to Wilmington Trust, National Association, as exchange agent and depositary. For more information, see the section entitled “The Exchange Offer—Procedures for Tendering Original Notes” in this prospectus.

Consequences of Failure to Exchange	If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture (as defined in “Description of the Notes”). However, original notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal. However, no market currently exists for the original notes and we can offer no assurances that such a market will develop or be sustained. Furthermore, the new notes will not include provisions contained in the original notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the original notes.

Use of Proceeds	We will not receive any proceeds from the exchange offer. For more details, see the section entitled “Use of Proceeds” in this prospectus.

Taxation	The exchange of original notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. For more details, see the section entitled “Material United States Federal Income Tax Considerations” in this prospectus.

Exchange Agent and Depositary	Wilmington Trust, National Association is serving as the exchange agent and depositary in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent and depositary are listed under the section entitled “The Exchange Offer—Exchange Agent.”

CUSIP Numbers	The CUSIP numbers for the original 2026 notes are 928881 AA9 (Rule 144A) and U92887 AA3 (Regulation S). The CUSIP number for the new 2026 notes is 928881 AB7.

The CUSIP numbers for the original 2028 notes are 928881 AC5 (Rule 144A) and U92887 AB1 (Regulation S). The CUSIP number for the new 2028 notes is 928881 AD3.

The CUSIP numbers for the original 2031 notes are 928881 AE1 (Rule 144A) and U92887 AC9 (Regulation S). The CUSIP number for the new 2031 notes is 928881 AF8.

Summarized Financial Information

As discussed elsewhere in this prospectus, the notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis by Gilbarco Inc. and Matco Tools Corporation, each of which is a wholly owned subsidiary of Vontier. See “Description of the Notes—Note Guarantees” for more information regarding the guarantees of the notes.

The tables below are summarized financial information provided in conformity with Rule 13-01 of the SEC’s Regulation S-X. The summarized financial information of the Issuer and the guarantors (collectively, the “Obligor Group”) is presented on a combined basis, excluding intercompany balances and transactions between entities in the Obligor Group. To the extent material, the Obligor Group’s amounts due from, amounts due to and transactions with non-guarantor subsidiaries have been presented separately in footnotes to the corresponding line items. The Obligor Group’s investment balances in non-guarantor subsidiaries have been excluded.

The following table presents summarized results of operations information for the Obligor Group for the periods indicated:

($ in millions)	Nine Months Ended October 1, 2021	Year Ended December 31, 2020
Net sales(a)	$1,327.9	$1,639.0
Gross profit(b)	636.3	782.4
Net income(c)	$376.8	$410.1

(a)	Includes intercompany sales of $75.2 million and $73.4 million for the nine months ended October 1, 2021 and the year ended December 31, 2020, respectively.
(b)	Includes intercompany gross profit of $24.9 million and $21.9 million for the nine months ended October 1, 2021 and the year ended December 31, 2020, respectively.
(c)	Includes pretax intercompany net income of $111.2 million and $19.2 million for the nine months ended October 1, 2021 and the year ended December 31, 2020, respectively.

The following table presents summarized balance sheet information for the Obligor Group as of the dates indicated:

($ in millions)	October 1, 2021	December 31, 2020
Assets
Current assets	$338.0	$349.0
Intercompany receivables	659.1	1,055.3
Noncurrent assets	595.8	595.8

Total assets	$1,592.9	$2,000.1

Liabilities
Current liabilities	$388.3	$390.0
Intercompany payables	583.7	420.0
Noncurrent liabilities	2,636.2	1,848.2

Total liabilities	$3,608.2	$2,658.2

The New Notes

Issuer	Vontier Corporation, a Delaware corporation

Notes Offered	$500,000,000 aggregate principal amount of registered 1.800% Senior Notes due 2026 (the “new 2026 notes”).

$500,000,000 aggregate principal amount of registered 2.400% Senior Notes due 2028 (the “new 2028 notes”).

$600,000,000 aggregate principal amount of registered 2.950% Senior Notes due 2031 (the “new 2031 notes” and, collectively with the new 2026 notes and the new 2028 notes, the “new notes”).

Maturity Date	The new 2026 notes will mature on April 1, 2026.

The new 2028 notes will mature on April 1, 2028.

The new 2031 notes will mature on April 1, 2031.

Interest Rate	1.800% per annum on the principal amount of the new 2026 notes.

2.400% per annum on the principal amount of the new 2028 notes.

2.950% per annum on the principal amount of the new 2031 notes.

Interest Payment Dates	Interest on each series of new notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing April 1, 2022. Interest will accrue from the most recent date on which interest has been paid on the original notes or the new notes.

Minimum Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The new notes and the guarantees thereof will be the Company’s and the guarantors’ senior unsecured obligations and will:

•

rank without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness, including, without limitation, indebtedness under our credit agreement;

•	be senior in right of payment to any of our existing and future indebtedness that is subordinated to the new notes;

•	be effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and any future indebtedness and any other liabilities of our non-Guarantor Subsidiaries.

As of October 1, 2021, the Company and the guarantors had approximately $2.6 billion of aggregate unsecured indebtedness outstanding. As of October 1, 2021, the Issuer’s non-guarantor subsidiaries had an insignificant amount of unsecured indebtedness outstanding (excluding intercompany indebtedness and letters of credit).

Guarantees	Each series of new notes initially will be fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis by Gilbarco Inc. and Matco Tools Corporation (collectively, the “guarantors”).

Optional Redemption	At any time prior to March 1, 2026 (the “2026 Notes Par Call Date”), in the case of the new 2026 notes, at any time prior to February 1, 2028 (the “2028 Notes Par Call Date”), in the case of the new 2028 notes, and at any time prior to January 1, 2031 (the “2031 Notes Par Call Date” and, collectively with the 2026 Notes Par Call Date and the 2028 Notes Par Call Date, each a “Par Call Date”), in the case of the new 2031 notes, we will have the right, at our option, to redeem the applicable series of new notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the new notes of such series to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined under “Description of the Notes—Optional Redemption”) of principal and interest on such series of new notes to be redeemed (not including any portion of such payments of interest that will be accrued and unpaid as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined under “Description of the Notes—Optional Redemption”) plus 20 basis points in the case of the new 2026 notes, plus 20 basis points in the case of the new 2028 notes and plus 25 basis points in the case of the new 2031 notes, plus in each case accrued and unpaid interest thereon, if any, on the principal amount of new notes of such series being redeemed to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.”

On or after the 2026 Notes Par Call Date, in the case of the new 2026 notes, the 2028 Notes Par Call Date, in the case of the new 2028 notes, and the 2031 Notes Par Call Date, in the case of the new 2031 notes, we will have the right, at our option, to redeem the applicable series of new notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the new notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption. See “Description of the Notes—Optional Redemption.”

Change of Control Triggering Event	If a change of control triggering event occurs, unless, with respect to any series of new notes, we have exercised our option to redeem such series of new notes in full as described under “Description of the Notes—Optional Redemption,” we will be required to make an offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s new notes on the terms set forth in the new notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of new notes repurchased, plus accrued and unpaid interest thereon, if any, on the new notes repurchased to, but excluding, the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

Certain Covenants	The indenture governing the new notes contains covenants that limit, among other things, the ability of the Company, the guarantors and their subsidiaries to:

•	incur certain secured debt;

•	enter into certain sale and lease-back transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes—Certain Covenants of Vontier.”

Further Issuances	We may, from time to time, without notice to or consent of the holders of each series of new notes, issue additional new notes under the indenture governing the new notes, in which case any additional new notes so issued will have the same form and terms (other than the date of issuance and the public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the new notes previously issued, and such additional new notes will form a single series with the previously issued new notes, including for voting purposes, provided that if for U.S. federal income tax purposes the additional new notes are not fungible with previously issued Notes of the relevant series, the additional new notes will have a separate CUSIP number.

Trustee	Wilmington Trust, National Association.

Governing Law	The indenture governing the new notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Before you participate in the exchange offer, you should carefully consider the following risk factors relating to the exchange offer and the notes, as well as the other information included or incorporated by reference into this prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents we file with the SEC from time to time. These risks are not the only risks that we face in our business or in connection with this exchange offer. Our business, financial condition and results of operations and/or the notes could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to the Exchange Offer

If you do not exchange your original notes for new notes, you will continue to have restrictions on your ability to resell your original notes and the market price of the original notes could decline.

The original notes are not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your original notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the original notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. The tender of original notes in the exchange offer will reduce the aggregate principal amount of the original notes outstanding, which may have an adverse effect on, and increase the volatility of, the market price of the original notes due to a reduction in liquidity. Except as required by the registration rights agreement entered into in connection with the private offering of the original notes, we do not intend to register resales of the original notes under the Securities Act.

You must follow the exchange offer procedures carefully in order to receive the new notes.

If you do not follow the procedures described in this prospectus, you will not receive any new notes. If you want to tender your original notes in exchange for new notes, you will need to contact a DTC participant to complete the book-entry transfer procedures, or otherwise complete and transmit a letter of transmittal, in each case described under “The Exchange Offer” in this prospectus, prior to the Expiration Date, and you should allow sufficient time to ensure timely completion of these procedures to ensure delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of original notes for exchange. For additional information, see the section captioned “The Exchange Offer” in this prospectus.

There are state securities law restrictions on the resale of the new notes.

In order to comply with the securities laws of certain jurisdictions, the new notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We currently do not intend to register or qualify the resale of the new notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of new notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the new notes. If such a holder transfers any new notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Relating to Our Indebtedness and the Notes

As of October 1, 2021, we had outstanding indebtedness of approximately $2.6 billion and in the future we may incur additional indebtedness. This indebtedness could adversely affect our businesses and our ability to meet our obligations and pay dividends in the future.

As of October 1, 2021, the Company and the guarantors had approximately $2.6 billion of aggregate unsecured indebtedness outstanding. As of October 1, 2021, the subsidiaries that will not guarantee the notes directly held approximately 78% of our total assets and approximately 18% of our total liabilities, including trade payables but excluding intercompany transactions. For the nine months ended October 1, 2021, such non-guarantor subsidiaries generated approximately 43% of our revenues. This debt could have important, adverse consequences to us and our investors, including:

•	requiring a substantial portion of our cash flow from operations to make interest payments;

•	making it more difficult to satisfy other obligations;

•	increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our businesses;

•	limiting our flexibility in planning for, or reacting to, changes in our businesses and industries; and

•	limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase shares of our common stock.

The instruments governing our existing debt financing contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term interest. If we breach any of these restrictions and cannot obtain a waiver from the lenders on favorable terms, subject to applicable cure periods, the outstanding indebtedness (and any other indebtedness with cross-default provisions) could be declared immediately due and payable, which would adversely affect our liquidity and financial statements. In addition, any failure to obtain and maintain credit ratings from independent rating agencies would adversely affect our cost of funds and could adversely affect our liquidity and access to the capital markets. If we add new debt, the risks described above could increase. For additional information regarding the debt financing, please refer to the section entitled “Description of Certain Indebtedness.”

The risks described above will increase with the amount of indebtedness we incur, and in the future we may incur significant indebtedness in addition to the indebtedness described above. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to service our outstanding debt or to repay the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to service or refinance our debt.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, some or all of which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures, or to dispose of material assets or operations, alter our dividend policy, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The instruments that will govern our indebtedness may restrict our ability to dispose of assets and may restrict the use of proceeds from those dispositions. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations when due.

In addition, we conduct our operations through our subsidiaries. Accordingly, repayment of our indebtedness will depend on the generation of cash flow by our subsidiaries, including certain international subsidiaries, and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make adequate distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity and, under certain circumstances, legal, tax and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, may materially adversely affect our business, financial condition and results of operations and our ability to satisfy our obligations under our indebtedness or pay dividends on our common stock.

The notes and the guarantees will be unsecured and effectively subordinated to any future secured indebtedness.

The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our and the guarantors’ respective existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes and the guarantees are not secured by any of Vontier’s or the guarantors’ assets. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. Additionally, the indenture governing the notes, as well as our credit agreement, permit us and the guarantors to incur additional secured indebtedness in the future, subject to certain restrictions.

In the event of a bankruptcy, liquidation, or similar proceeding, our and the guarantors’ respective pledged assets would be available to satisfy obligations of the secured debt before any payment could be made on the notes or the guarantees. As a result, the notes and the guarantees will be effectively subordinated to any secured debt that we or the guarantors, respectively, may have. To the extent that such pledged assets cannot satisfy such secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the notes and guarantees.

Claims of holders of the notes will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

The notes will be guaranteed by the guarantors and will not be guaranteed by the Company’s other subsidiaries. Payments on the notes are required to be made only by the Company and the guarantors. As a result, no payments are required to be made from assets of the Company’s non-guarantor subsidiaries, unless those assets are transferred by dividend or otherwise to the Company or a guarantor. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that non-guarantor subsidiary before any of those assets are made available to the Company. Consequently, your claims in respect of the notes will be structurally subordinated to all existing and future liabilities and obligations of the Company’s non-guarantor subsidiaries. As of October 1, 2021, the Issuer’s non-guarantor subsidiaries had an insignificant amount of unsecured indebtedness outstanding (excluding intercompany indebtedness and letters of credit).

In addition, our subsidiaries that provide, or may provide, guarantees of the notes will automatically be released from those guarantees upon the occurrence of certain events. If any guarantee is released, no holder of the notes will have a claim as a creditor against that guarantor, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that guarantor will be structurally senior to the claim of any holders of the notes. See “Description of the Notes—Note Guarantees.”

Our consolidated and combined financial statements included elsewhere in this prospectus include information on our guarantor subsidiaries. Such financial information may be of limited use in assessing the financial position of those of our subsidiaries that will guarantee the notes offered hereby.

Fraudulent transfer laws, and similar laws in applicable foreign jurisdictions, may permit a court to void the notes and/or the guarantees, and, if that occurs, you may not receive any payments on the notes.

Fraudulent transfer and conveyance laws, and similar laws in applicable foreign jurisdictions, may apply to the issuance of the notes and the incurrence of the guarantees. Under bankruptcy laws and fraudulent transfer or conveyance laws, which may vary from state to state and jurisdiction to jurisdiction, and other similar laws in applicable foreign jurisdictions, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Company or any of the guarantors, as applicable, (a) issued the notes and/or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Company or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Company or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Company or any of the guarantors intended to, or believed that the Company or such guarantor would, incur debts beyond the Company’s or the guarantor’s ability to pay as they mature; or

•

the Company or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Company or such guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not the Company or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer’s or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of the Company or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes or the guarantees thereof could result in an event of default with respect to the Company’s and its subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes or the guarantees thereof to other claims against the Company or the guarantors under the principle of equitable subordination if the court determines that (1) the holder of the notes or the guarantees thereof engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Because each guarantor’s liability under its guarantee may be reduced to zero or avoided or the guarantees of certain guarantors may be released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The Notes have the benefit of the guarantees of the guarantors. However, the guarantees will be limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under a guarantee could be reduced to zero depending on the limitations and other requirements of applicable law and/or the amount of other obligations of such entity. Further, under certain circumstances, a court under applicable fraudulent conveyance and transfer statutes or other applicable laws could void the obligations under a guarantee, or subordinate the guarantee to other obligations of the guarantor. See “—Fraudulent transfer laws, and similar laws in applicable foreign jurisdictions, may permit a court to void the notes and/or the guarantees and, if that occurs, you may not receive any payment on the notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Note Guarantees.”

As a result, an entity’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee granted by a company that is not in the company’s corporate interests or where the burden of that guarantee exceeds the benefit to the company may not be valid and enforceable. It is possible that a creditor of an entity or the insolvency administrator in the case of an insolvency of an entity may contest the validity and enforceability of the guarantee and that the applicable court may determine that the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee apply, the Notes would be effectively subordinated to all liabilities, including trade payables, of the applicable guarantor.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a change of control triggering event (as defined under “Description of the Notes”), the Company will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.” The source of funds for any purchase of the notes will be the Company’s available cash or cash generated from the Company’s subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Company may not be able to repurchase the notes upon a Change of Control Triggering Event because it may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Triggering Event. Further, the Company may be contractually restricted under the terms of other debt we may incur in the future from repurchasing all of the notes tendered by holders upon a Change of Control Triggering Event. Accordingly, the Company may not be able to satisfy its obligations to purchase the notes unless it is able to refinance or obtain waivers under such other indebtedness. Such failure to repurchase any tendered notes upon a change of control would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes may not be able to determine when a Change of Control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of the assets of Vontier.

The definition of change of control contained the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of the assets of Vontier. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its Notes as a result of a sale of less than all of the assets of Vontier to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or the sale of Vontier to a public company that does not have a majority shareholder, may not, under the indentures governing the Notes constitute a Change of Control that would require the Company to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of the Notes—Change of Control Triggering Event.”

There is currently no market for the notes, and active trading markets may not develop for the notes.

There is currently no trading market for the original notes and the new notes are new issues of securities for which there is no established trading market. We do not intend to have the notes listed on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. Active trading markets for the notes may not develop or be sustained and there can be no assurance as to the liquidity of any market that does develop. You may not be able to sell your notes at a particular time, and the prices that you receive when you sell may be less than the prices that you paid for them.

There are limited covenants in the indenture governing the notes.

The indenture governing the notes contains limited covenants, including those restricting our ability to incur certain secured debt and engage in certain sale and lease-back transactions. The limitations on incurring secured debt and sale and lease-back transactions contain certain exceptions. In addition, neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities. Further, the indenture governing the notes may permit us and our subsidiaries to engage in certain significant corporate events that would not constitute a “change of control” that would require us to make an offer to repurchase the notes. There are no financial covenants in the indenture governing the Notes. You are not protected under the indenture governing the notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Notes—Consolidation, Merger and Sale of Assets.”

The trading prices of the notes may be volatile and can be directly affected by many factors, including our credit rating.

There are currently no trading markets for the notes. To the extent trading markets for the notes develop, the trading prices of the notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for debt securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading prices of the notes, or the trading markets for the notes, to the extent trading markets for the notes develop. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading prices of the notes.

Our credit ratings may not reflect all risks of your investment in the notes.

Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Company’s credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market values of the notes and increase our corporate borrowing costs.

SUMMARIZED FINANCIAL INFORMATION

See “Prospectus Summary—Summarized Financial Information” for information regarding summarized financial information of the Obligor Group on a combined basis.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes, we will receive in exchange the original notes of like aggregate principal amount. The original notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our outstanding debt or in the obligations of the guarantors.

THE EXCHANGE OFFER

Pursuant to the registration rights agreement between us, the guarantors and the initial purchasers of the original notes, we agreed to use our reasonable best efforts to:

(1)

file a registration statement on an appropriate registration form with respect to a registered offer to exchange the original notes for new notes with terms identical in all material respects to the original notes (except that the transfer restrictions contained in the original notes will be modified or eliminated, as appropriate, and there will be no registration rights) and cause the registration statement to be declared effective under the Securities Act; and

(2)	complete the exchange offer and issue the new notes within 60 days after the registration statement is declared effective.

We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the original notes will terminate.

The registration rights agreement provides that, if a “registration default” (as defined in the registration rights agreement) occurs with respect to the “registrable securities” (as defined in the registration rights agreement), then additional interest shall accrue on the principal amount of the original notes that are registrable securities at a rate of 0.250% per annum (which rate will be increased by an additional 0.250% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.500% per annum). The additional interest will cease to accrue when the registration default is cured, and the interest rate on the applicable original notes will revert to the original rate. A registration default occurs if (1) the exchange offer is not completed on or prior to the 365th day after the issue date of the original notes (the “issue date”), (2) if a shelf registration statement is required and is not declared effective, on or prior to the 365th day after the issue date or 90 days after a shelf registration demand is delivered, whichever is later; or (3) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive). A registration default is cured with respect to the original notes when the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such notes cease to be “registrable securities” under the registration rights agreement.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction. Furthermore, each holder of original notes that wishes to exchange their original notes for new notes in this exchange offer will be required to make certain representations as set forth herein.

Terms of the Exchange Offer; Period for Tendering Original Notes

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes which are validly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

•

When you tender to us original notes as provided below, our acceptance of the original notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

•

For each $2,000 principal amount of original notes (and $1,000 principal amount of original notes in excess thereof) surrendered to us in the exchange offer, we will give you $2,000 principal amount of new notes (and $1,000 principal amount of new notes in excess thereof). Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•

We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first electronically deliver notice of the exchange offer to the holders of the original notes. We are sending this prospectus, together with the accompanying letter of transmittal, on or about the date of this prospectus to all of the registered holders of original notes at their addresses listed in the trustee’s security register with respect to the original notes.

•

The exchange offer expires at 5:00 p.m., New York City time, on                 , 2022; provided, however, that we, in our sole discretion, may extend the period of time during which the exchange offer is open. The term “Expiration Date” means 5:00 p.m. New York City time                 , 2022 or, if extended by us, the latest time and date to which the exchange offer is extended.

•

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any original notes, by giving oral or written notice of an extension to the exchange agent and depositary and notice of that extension to the holders as described below. During any extension, all original notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

•

As of the date of this prospectus, $500,000,000 aggregate principal amount of original 2026 notes are outstanding, $500,000,000 aggregate principal amount of original 2028 notes are outstanding and $600,000,000 aggregate principal amount of original 2031 notes are outstanding. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered.

•	Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions that are described in the section entitled “—Conditions to the Exchange Offer” below.

•

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer” are not satisfied. In the event of a material change in the terms and/or conditions of the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•

We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the original notes promptly. If we extend the Expiration Date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service and/or similar services.

•	Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•

Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement or additional interest.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “—Resales of the New Notes.”

•	The CUSIP numbers for the original 2026 notes are 928881 AA9 (Rule 144A) and U92887 AA3 (Regulation S). The CUSIP number for the new 2026 notes is 928881 AB7.

•	The CUSIP numbers for the original 2028 notes are 928881 AC5 (Rule 144A) and U92887 AB1 (Regulation S). The CUSIP number for the new 2028 notes is 928881 AD3.

•	The CUSIP numbers for the original 2031 notes are 928881 AE1 (Rule 144A) and U92887 AC9 (Regulation S). The CUSIP number for the new 2031 notes is 928881 AF8.

Important Rules Concerning the Exchange Offer

You should note that:

•

All questions as to the validity, form, eligibility, time of receipt and acceptance of original notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•

We reserve the absolute right to reject any and all tenders of any particular original notes not properly tendered or to not accept any particular original notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•

We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular original notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of original notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the Expiration Date shall be final and binding on all parties.

•

Neither us, the guarantors, the exchange agent and depositary nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Original Notes

What to Submit and How

If you, as the registered holder of an original note, wish to tender your original notes for exchange in the exchange offer, you must contact a DTC participant to complete the book-entry transfer procedures described below, or otherwise complete and transmit a properly completed and duly executed letter of transmittal, as well as any documents required under the letter of transmittal and any required signature pages to Wilmington Trust, National Association, as exchange agent and depositary, at the address set forth below under “Exchange Agent and Depositary”, and such letter of transmittal, if applicable, must be received by the exchange agent and depositary on or prior to the Expiration Date.

In addition,

(1)	certificates representing original notes must be received by the exchange agent and depositary along with the letter of transmittal, or

(2)

a timely confirmation of a book-entry transfer of original notes, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date.

The method of delivery of original notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely completion of these procedures to ensure delivery. No letters of transmittal or original notes should be sent to Vontier Corporation or the guarantors.

Book-Entry Transfer

Promptly after the date of this prospectus, the exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s systems may make book- entry delivery of original notes by causing DTC to transfer original notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the original notes so tendered will only be made after timely confirmation of book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering original notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

If your original notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your securities of your intention to tender your original notes or not tender your original notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your notes. A copy of the letter of transmittal is available from the exchange agent.

Letter of Transmittal Procedures

If your notes are not held through DTC, you must complete and transmit a properly completed and duly executed letter of transmittal to Wilmington Trust, National Association which must be received at the address set forth below under “Exchange Agent” on or prior to the Expiration Date. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original notes being surrendered for exchange are tendered

(1)	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

(2)	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or

•	a commercial bank or trust company having an office or correspondent in the United States.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the original notes and with the signature guaranteed. the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

Acceptance of Original Notes for Exchange; Delivery of New Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the Expiration Date, all original notes validly tendered and will issue the new notes promptly after the expiration of the exchange offer. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

In all cases, we will issue new notes in exchange for original notes that are accepted for exchange only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of transfer of original notes into the exchange agent’s account at DTC using the book-entry transfer procedures described above, or

•	certificates for original notes and a properly completed and duly executed letter of transmittal.

If we do not accept any tendered original notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing original notes in a greater principal amount than you wish to exchange, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC using the book-entry transfer procedures described below, non-exchanged original notes will be credited to an account maintained with DTC promptly following the expiration or termination of the exchange offer, or in the case of original notes tendered by transmitting a completed letter of transmittal, we will return any unaccepted or non-exchanged original notes without expense to the tendering holder.

Guaranteed Delivery Procedures

If you are a registered holder of original notes and you want to tender your original notes but your original notes are not immediately available, or time will not permit your original notes to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

(1)	the tender is made through an eligible institution,

(2)

prior to the Expiration Date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of original notes

•	the amount of original notes tendered, and

•

the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

(3)

the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You can withdraw your tender of original notes at any time on or prior 5:00 p.m., New York City time on the Expiration Date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “Exchange Agent and Depositary.” Any notice of withdrawal must specify:

•	the name of the person having tendered the original notes to be withdrawn;

•	the original notes to be withdrawn;

•	the principal amount of the original notes to be withdrawn;

•	if certificates for original notes have been delivered to the exchange agent, the name in which the original notes are registered, if different from that of the withdrawing holder;

•

if certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

•

if original notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of that facility.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn original notes and wish to re-tender them, you may do so by following one of the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any original notes, and may terminate or amend the exchange offer if at any time before the acceptance of original notes for exchange or the exchange of the new notes for original notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time prior to the expiration of the exchange offer.

Exchange Agent and Depositary

Wilmington Trust, National Association has been appointed as the exchange agent and depositary for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attn: Workflow Management – 5th Floor

By facsimile (for eligible institutions only):

(302) 636-4139

Attn: Workflow Management – 5th Floor

For information or confirmation by telephone:

(302) 636-6470

Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by delivering this prospectus to noteholders through the facilities of DTC; however, additional solicitation may be made by mail, telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent and depositary expenses, will be paid by us and are estimated in the aggregate to be approximately $400,000.

Transfer Taxes

Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter which was made available by the SEC on June 5, 1991.

However, any purchaser of original notes who is an “affiliate” of Vontier Corporation or any of the guarantors or who intends to participate in the exchange offer for the purpose of distributing the new notes

(1)	will not be able to rely on the interpretation of the staff of the SEC;

(2)	will not be able to tender its original notes in the exchange offer; and

(3)

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless that sale or transfer is made using an exemption from those requirements.

By executing, or otherwise becoming bound by, the letter of transmittal each holder of the original notes will represent that:

(1)	it is not our “affiliate” or an affiliate of any of the guarantors;

(2)	any new notes to be received by it were acquired in the ordinary course of its business; and

(3)

it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the new notes.

In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities may be required to deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the original notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.

DESCRIPTION OF THE NOTES

The following is a description of the $500 million aggregate principal amount of 1.800% senior unsecured notes due 2026 (the “Original 2026 Notes”) that were issued on March 10, 2021 (the “Original Issue Date”) and the equal aggregate principal amount of registered 1.800% senior unsecured notes due 2026 (the “New 2026 Notes” and, together with the Original 2026 Notes, the “2026 Notes”) for which the Original 2026 Notes will be exchanged on                 , 2022 (the “New Issue Date”), the $500 million aggregate principal amount of 2.400% senior unsecured notes due 2028 (the “Original 2028 Notes”) that were issued on the Original Issue Date and the equal aggregate principal amount of registered 2.400% senior unsecured notes due 2028 (the “New 2028 Notes” and, together with the Original 2028 Notes, the “2028 Notes”) for which the Original 2028 Notes will be exchanged on the New Issue Date, and the $600 million aggregate principal amount of 2.950% senior unsecured notes due 2031 (the “Original 2031 Notes” and, together with the Original 2031 Notes, the “2031 Notes” and, collectively with the Original 2026 Notes and the Original 2028 Notes, the “Original Notes”) that were issued on the Original Issue Date and the equal aggregate principal amount of registered 2.950% senior unsecured notes due 2031 (the “New 2031 Notes” and, collectively with the New 2026 Notes and the New 2028 Notes, the “New Notes”) for which the Original 2031 Notes will be exchanged on the New Issue Date, the Guarantees and the Indenture. In this description, unless the context requires otherwise, (i) the terms “we,” “our” and “us” each refer to Vontier Corporation and its consolidated Subsidiaries, (ii) the terms “Company,” “Issuer” or “Vontier” refer only to Vontier Corporation and not to any of its affiliates or Subsidiaries and (iii) the term “Notes” refers to the Original Notes and the New Notes.

The Company issued the Original Notes and will issue the New Notes under an indenture, dated as of March 10, 2021, as amended and restated on November 19, 2021 (the “Indenture”), between the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture incorporates by reference the terms of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Original Notes, except that the offer and sale of the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the New Notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the Registration Rights Agreement (as defined under “The Exchange Offer” elsewhere in this prospectus).

The following statements relating to the Notes, the Guarantees and the Indenture are summaries of certain provisions thereof, do not purport to be complete and are subject to the detailed provisions of the Indenture and the forms of Notes, to which reference is hereby made, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act. You may request a copy of the Indenture and the forms of Notes from the Company as described under “Where You Can Find More Information.”

General

The Notes

The Notes will be our general senior unsecured obligations and will:

•

rank without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness, including, without limitation, indebtedness under the Credit Agreement;

•	be senior in right of payment to any of our existing and future indebtedness that is subordinated to the Notes;

•	be effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness;

•	be structurally subordinated to all existing and any future indebtedness and any other liabilities of our non-Guarantor Subsidiaries; and

•	be guaranteed on a senior unsecured basis (the “Guarantees”) by each Guarantor.

The Guarantees

On the Original Issue Date, the Original Notes were, and, on the New Issue Date, the New Notes will be, Guaranteed by each of Gilbarco Inc. and Matco Tools Corporation, each a wholly owned Subsidiary of the Company (together, the “Guarantors”). Each Guarantee will be the senior unsecured obligation of the Guarantor and will:

•	rank equally in right of payment with the Guarantor’s existing and any future unsecured and unsubordinated indebtedness, including, without limitation, its guarantee under the Credit Agreement;

•	be senior in right of payment to any of the Guarantor’s existing and future subordinated indebtedness;

•	be effectively subordinated to any of the Guarantor’s existing and future secured indebtedness to the extent of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and any future indebtedness and any other liabilities of the Guarantor’s non-Guarantor Subsidiaries.

The 2026 Notes will mature on April 1, 2026, the 2028 Notes will mature on April 1, 2028 and the 2031 Notes will mature on April 1, 2031.

The Company issued the Original Notes and will issue the New Notes of each series in fully registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Notes on a national securities exchange.

Except as provided below under “Certain Covenants of Vontier—Limitation on Secured Debt,” the Indenture does not limit the amount of debt that Vontier may issue under the Indenture, nor the amount of other debt or securities that Vontier or any of its Subsidiaries, including the Guarantors, may issue. Vontier may issue debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the Indenture on secured debt and sale/leaseback transactions described below under “Certain Covenants of Vontier,” and the restrictions described below under “Consolidation, Merger and Sale of Assets,” the Indenture does not contain any covenants or other provisions designed to protect holders of the Notes in the event Vontier participates in a highly leveraged transaction. In addition, the Indenture does not limit Vontier’s ability to guarantee any indebtedness of its subsidiaries or any other person.

Except as provided below, the Notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise.

Interest

The 2026 Notes will bear interest at 1.800% per annum, the 2028 Notes will bear interest at 2.400% per annum and the 2031 Notes will bear interest at 2.950% per annum. Interest on each series of Notes is payable semi-annually in arrears on April 1 and October 1 (each, an “Interest Payment Date”). Interest on an Interest Payment Date will be paid to the persons, or “holders,” in whose names the applicable series of Notes is registered on the security register at the close of business on the regular record date. The regular record date for each series of Notes will be the March 15 and September 15, whether or not a business day, immediately preceding the related Interest Payment Date. Interest on each series of Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any Interest Payment Date, the maturity date or earlier date of redemption for the Notes falls on a day that is not a business day (as defined below), the required payment will be made on the next business day and no interest will accrue or otherwise accumulate on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.

For purposes of the Notes, “business day” means any day other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of a series of Notes, create and issue additional Notes of such series ranking equally and ratably with the Notes of such series and having the same terms and conditions as such series of Notes in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional Notes or the first payment of interest following the issue date of such additional Notes), so that such additional Notes of such series will be consolidated and form a single series with the Notes of such series and will have the same terms as to status, redemption or otherwise as the Notes of such series, provided that if such additional Notes are not fungible with the original Notes of such series for U.S. federal income tax purposes, such additional Notes will have separate CUSIP numbers.

Note Guarantees

On the Original Issue Date, the Original Notes were, and, on the New Issue Date, the New Notes will be, fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors. The Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could Guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Note Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes— Fraudulent transfer laws, and similar laws in applicable foreign jurisdictions, may permit a court to void the Notes and/or the guarantees, and, if that occurs, you may not receive any payments on the Notes.”

The Guarantee of a Guarantor will be automatically released and discharged upon:

(1)

any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the capital stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary; provided that all guarantees and other obligations of such Guarantor in respect of the Credit Agreement terminate upon consummation of such transaction;

(2)	the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; or

(3)	the release of a Guarantor as described under “—Amendments and Waivers.”

No Mandatory Redemption; Open Market Purchases

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Company and its affiliates may at any time and from time to time purchase the Notes in the open market, by tender offer, privately negotiated transactions or otherwise.

Optional Redemption

At any time prior to March 1, 2026 (the “2026 Notes Par Call Date”), in the case of the 2026 Notes, at any time prior to February 1, 2028 (the “2028 Notes Par Call Date”), in the case of the 2028 Notes, and at any time prior to January 1, 2031 (the “2031 Notes Par Call Date” and, collectively with the 2026 Notes Par Call Date and the 2028 Notes Par Call Date, each a “Par Call Date”)), in the case of the 2031 Notes, we will have the right, at our option, to redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of such series to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on such series of Notes to be redeemed (not including any portion of such payments of interest that will be accrued and unpaid as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 20 basis points in the case of the 2026 Notes, plus 20 basis points in the case of the 2028 Notes and plus 25 basis points in the case of the 2031 Notes, plus in each case accrued and unpaid interest thereon, if any, on the principal amount of Notes of such series being redeemed to, but excluding, the date of redemption.

In addition, on or after the 2026 Notes Par Call Date, in the case of the 2026 Notes, the 2028 Notes Par Call Date, in the case of the 2028 Notes, and the 2031 Notes Par Call Date, in the case of the 2031 Notes, we will have the right, at our option, to redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.

Notwithstanding the foregoing, installments of interest on the 2026 Notes, the 2028 Notes and the 2031 Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the corresponding record date according to such Notes and the Indenture.

As used in this section, the following terms have the meanings provided below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes of a series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series (assuming for this purpose that the Notes of such series mature on the relevant Par Call Date for such series of Notes).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each series of Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, and, in the case of the 2026 Notes, the 2028 Notes and the

2031 Notes, calculated as if the maturity date of such Notes was the Par Call Date applicable to such Notes; provided, however, that, if such redemption date is not an Interest Payment Date with respect to the Notes of such series, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (or interpolated yield to maturity on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection and Notice

If fewer than all of the Notes of a series are to be redeemed at any time, the Trustee will select the Notes of such series for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee by the Company, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, the Trustee will select by lot or on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Notices of redemption will be delivered electronically or, at the Company’s option, mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at the address of such holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a global note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions precedent contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on such Notes or portions of such Notes called for redemption.

Events of Default

The Indenture defines an event of default with respect to any series of Notes as being, among other things:

1)	failure to pay interest on that series of Notes for 30 days past the applicable Interest Payment Date;

2)	failure to pay principal of, or premium, if any, on that series of Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

3)

failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of that series of Notes, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the Indenture, which continues for 90 days after written notice from the Trustee or holders of 30% of the outstanding principal amount of Notes of that series;

4)

(a) failure to pay principal of, premium on, if any, or interest, if any, under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Vontier or any Significant Subsidiary of Vontier (or the payment of which is guaranteed by Vontier or any Significant Subsidiary of Vontier), other than any such indebtedness for borrowed money owed to Vontier or any wholly-owned Subsidiary of Vontier, whether such indebtedness or guarantee now exists, or is created after the date of the Indenture prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $80.0 million or more; or

5)	specified events relating to the bankruptcy, insolvency or reorganization of Vontier.

If and when the Indenture is qualified under the Trust Indenture Act, the Trustee will be required to give holders of the particular series of Notes written notice of a default with respect to that series of Notes, as provided by the Trust Indenture Act. In the case of any default of the character described in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

An event of default with respect to one series of Notes is not necessarily an event of default for another series.

If there is an event of default with respect to a series of Notes, which continues for the requisite amount of time, either the Trustee or holders of at least 25% of the aggregate principal amount outstanding of Notes of that series may declare the principal amount of such series of Notes to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization of Vontier as provided in Indenture, then the principal of and interest on such series of Notes shall become due and payable immediately without any act by the Trustee or any holder of that series of Notes. However, at any time after an acceleration with respect to a series of Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding aggregate principal amount of Notes of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount outstanding of a series of Notes may, on behalf of the holders of the Notes of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to Notes of that series or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of a series of Notes may also, on behalf of the holders of the Notes of that series, waive, with respect to that series, Vontier’s compliance with certain restrictive covenants in the Indenture.

If an event of default specified in clause (4) above occurs, such event of default and all consequences thereof (excluding any resulting Payment Default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 20 days after such event of default arose,

(x)	the indebtedness or guarantee that is the basis for such event of default has been discharged, or

(y)	the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or

(z)	if the default that is the basis for such event of default has been cured or is no longer continuing.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to a series of Notes and if it is actually known to any specified responsible officer of the Trustee, the Trustee will mail to each holder of such

Notes of that series notice of such default within 90 days after it occurs or, if later, after the Trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to Notes of that series the Trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of the holders of such Notes of that series.

A holder of any series of Notes may institute a suit against us for enforcement of such holder’s rights under the Indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the Trustee written notice of a continuing event of default with respect to the Notes of the series held by that holder;

•

holders of at least 30% of the aggregate principal amount of the outstanding principal amount of Notes of that series make a request, in writing, and offer indemnity reasonably satisfactory to the Trustee for the Trustee to institute the requested proceeding;

•

the Trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount outstanding of that series of Notes within 60 days following such notice, request and offer of indemnity under the terms of the Indenture; and

•	the Trustee does not institute the requested proceeding within 60 days following such notice.

The Indenture requires us to annually deliver to the Trustee a statement as to performance of our obligations under the Indenture and as to any defaults.

Certain Covenants of Vontier

Certain defined terms used in the Indenture that are important to understanding the covenants of Vontier described herein are provided below under “—Certain Definitions.”

Limitation on Secured Debt

We will not, and will not permit any Subsidiary (as defined below) to, create, assume, or guarantee any Secured Debt (as defined below) without making effective provision for securing the Notes equally and ratably with or, at the option of the Issuer, senior to such Secured Debt. Any lien that is granted to secure the Notes under this covenant shall be automatically released and discharged at the same time as the release of the lien that gave rise to the obligation to secure the Notes under this covenant. This covenant does not apply to debt secured by:

•

purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•

mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any Person existing at the time such Person becomes a Subsidiary;

•

security interests in property or shares of capital stock or indebtedness of Person existing at the time such Person is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property (as defined below) of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•

security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•	liens existing on the Original Issue Date;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect Vontier or any of its Subsidiaries from fluctuations in interest rates or currencies;

•	liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted by the Company;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborer’s, landlord’s or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves, if any are so required by GAAP, with respect thereto are maintained on the books of the applicable Person;

•	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;

•

deposits to secure the performance of bids, trade contracts and leases (other than for money borrowed), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including deposits to secure letters of credit issued to secure any such obligation);

•

easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

•	any interest or title of a lessor under any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

•

licenses, operating leases or subleases permitted hereunder granted to other Persons in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries;

•

(i) liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business and (ii) liens, if any, arising in respect of any factoring, assignments or sales of accounts receivable or similar arrangements;

•

liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code and Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

•

liens encumbering the Company’s or any of its Subsidiary’s equity interests or other investments in any joint venture (i) securing obligations (other than indebtedness) of the Company or such Subsidiary under the joint venture agreement for such joint venture or (ii) in the nature of customary voting, equity transfer, redemptive rights or similar terms (other than liens securing indebtedness) under any such agreement;

•

liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any acquisition or investment permitted under the Indenture;

•

(i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and its Subsidiaries and (ii) liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•

we or such Subsidiary would be entitled, without equally and ratably securing the Notes, to incur indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•

an amount equal to the value of the Principal Property so leased is applied to the retirement, within 360 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt (as defined below) as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the Notes.

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Secured Debt” above include leases between only Vontier and a wholly-owned Subsidiary of Vontier or only between wholly-owned Subsidiaries of Vontier.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the Notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt (as defined below) of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets (as defined below).

Classification

For purposes of determining compliance with the limitation on Secured Debt and Sale and Leaseback Transactions, (a) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (b) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), we may, in our sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions.

Certain Definitions

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Capital Lease” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

The term “Consolidated Net Assets” means the aggregate of all assets of the Company and its Subsidiaries after deducting all current liabilities (excluding current maturities of long-term debt and all obligations under Capital Leases), all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and determined on a consolidated basis in accordance with GAAP.

The term “Credit Agreement” means the Amended and Restated Credit Agreement, dated April 28, 2021, among Vontier and a syndicate of banks, as lenders, consisting of a three-and-one-half-year, $400 million senior unsecured term loan facility and a five-year, $750 million senior unsecured, multi-currency revolving credit facility, including a $25 million sublimit for swingline loans and a $75 million sublimit for the issuance of letters of credit.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet; provided further, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the date of the Indenture, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the date of the Indenture. The term “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

The term “Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary and located in the United States, whether owned on the date of the Indenture or thereafter, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

The term “Secured Debt” means indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or indebtedness of any Subsidiary that owns a Principal Property.

The term “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Original Issue Date.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Vontier, or by one or more Subsidiaries of Vontier, or by Vontier and one or more other Subsidiaries.

Consolidation, Merger and Sale of Assets

The Indenture prohibits us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•

the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to the Notes by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Modification and Waiver

We and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture with the consent of holders of at least a majority in aggregate principal amount of each series of Notes affected. However, the consent of all of the holders of each series of Notes that are affected thereby is required for any of the following modifications or amendments, among others:

•

to reduce the percentage in principal amount of Notes of any series whose holders must consent to a supplemental indenture (to the extent such consent is required), or consent to any waiver of compliance with certain provisions of the Indenture, or consent to certain defaults under the Indenture, in each case as provided for in the Indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any series of Notes;

•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any series of Notes;

•	to reduce the premium payable upon the redemption of any series of Notes;

•	to make any series of Notes, or any premium or interest thereon, payable in a currency other than U.S. dollars;

•	to change any place of payment where any series of Notes or any premium or interest thereon is payable;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any series of Notes (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the Indenture with respect to subordination of debt securities in a manner adverse to any registered holder of any series of Notes; or

•

generally, to modify any of the above provisions of the Indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in aggregate principal amount of Notes of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each series of Notes affected by the modification or waiver.

In addition, we and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture without the consent of the holders of Notes for one or more of the following purposes:

•	to evidence that another Person has become our successor and that the successor assumes our covenants, agreements, and obligations in the Indenture and in the Notes;

•

to surrender any of our rights or powers under the Indenture, or to add to the covenants applicable to any series of Notes further covenants for the protection of the holders of all or any series of Notes;

•	to add any additional events of default for the benefit of the holders of all or any series Notes;

•	to make changes to the Indenture applicable to any series of debt securities other than the Notes;

•

to cure any ambiguity, to correct any mistake, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make other provisions in regard to matters or questions arising under the Indenture;

•	to provide for certificated Notes in addition to or in place of uncertificated Notes;

•	to provide for the issuance of additional Notes;

•	at comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to make any change that does not materially and adversely affect the legal rights under the Indenture of any holder of Notes;

•	to release any Guarantor from its Guarantee in accordance with the applicable provisions of the Indenture;

•	to add additional Persons as guarantors of the Notes; provided that any such supplemental indenture shall be signed by the Issuer, such Person and the Trustee;

•	to conform any provision in the Indenture to this “Description of the Notes;”

•	to secure the Notes; or

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for the administration of the Indenture by more than one trustee.

Change of Control Triggering Event

If a change of control triggering event occurs, unless, with respect to any series of Notes, we have exercised our option to redeem such series of Notes in full as described above under “—Optional Redemption,” the Company will be required to make an offer (the “change of control offer”) to each holder of each series of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in the Notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of each applicable series of Notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).

The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the Notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the Notes, the following terms are applicable to the Notes:

“Change of control” means the occurrence of any of the following:

1)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act)

(other than any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Vontier’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

2)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Vontier’s assets and the assets of Vontier’s Subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than Vontier or one of its Subsidiaries).

Notwithstanding the foregoing, (1) a transaction will not be deemed to involve a change of control if (A) Vontier becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Vontier’s voting stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company and (2) a change of control will be deemed not to have occurred as a result of any change or event occurring in connection with, or as a result of, the separation and distribution, including, without limitation, any changes in the composition of the Board of Directors of Vontier.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Vontier’s and its Subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Vontier’s and Vontier’s Subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of control triggering event” means the occurrence of both a change of control and a rating event. No change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Vontier.

“Moody’s” means Moody’s Investors Service Inc.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the applicable series of Notes is lowered by each of the rating agencies and such series of Notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Legal Defeasance and Covenant Defeasance

The Indenture provides that we may elect either:

•	legal defeasance, which permits us to defease and be discharged from, subject to limitations, all of our obligations with respect to the Notes of a series; or

•

covenant defeasance, which permits us to be released from our obligations to comply with certain covenants relating to the Notes of a series, including those described under “Certain Covenants of Vontier” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described in clause (3) under “Events of Default” with respect to any such covenants will no longer be an event of default.

We may invoke legal defeasance or covenant defeasance with respect to any series of Notes only if:

•

we irrevocably deposit with the Trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on the Notes of that series;

•

we deliver to the Trustee a certificate from a nationally recognized firm of independent accountants or investment bank expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to the Notes of that series to maturity or redemption, as the case may be;

•

no event which is, or after notice or lapse of time would become, an event of default under the Indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•

the deposit does not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act at such time as the Indenture has been qualified under such Act (assuming all Notes under the Indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•

such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•

we deliver to the Trustee an opinion of counsel to the effect that the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture;

•

if the securities are to be redeemed prior to the stated maturity, notice of such redemption shall have been duly given or provision for such notice satisfactory to the Trustee shall have been made; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes of that series as contemplated by the Indenture have been complied with.

Satisfaction and Discharge

The obligations of the Issuer and the Guarantors under the Indenture will be discharged and cease to be of any further effect (except as to the surviving rights of registration or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes of any series if:

•	we have delivered to the Trustee for cancellation all Notes of that series (with certain limited exceptions); or

•

all Notes of that series not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any such case we have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those Notes;

and if, in either case, we also pay or cause to be paid all other sums payable under the Indenture by us and deliver to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with.

Payment and Paying Agents

Payment of interest on the Notes on any interest payment date will be made to the person in whose name the Note is registered at the close of business on the regular record date for such interest payment.

We will pay the principal of, premium, if any, and interest on the Notes either at the office of the paying agent designated by us or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. The Trustee will initially act as paying agent and registrar. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we are required to maintain a paying agent in each place of payment for the Notes.

All moneys paid by us to a paying agent or the Trustee, or held, for the payment of the principal of or any premium or interest on the Notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such Notes shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Book-Entry System; Global Notes

The Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes initially will be represented by notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Vontier takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Vontier that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Vontier that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking S.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium on, if any, and interest and additional interest, which might only apply if the exchange offer is not consummated, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Vontier and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes.

Consequently, neither Vontier, the Trustee nor any agent of Vontier or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Vontier that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Vontier. Neither Vontier nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and Vontier and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Vontier that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Vontier, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies Vontier that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Vontier fails to appoint a successor depositary;

(2)	Vontier, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a default or event of default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

Vontier will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Vontier will make all payments of principal, premium, if any, interest and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Vontier expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Vontier that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

Governing Law

The Indenture, the Notes and the Guarantees are governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material anticipated U.S. federal income tax consequences to a holder who exchanges old notes for exchange notes pursuant to the exchange offer. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, administrative pronouncements or practices, and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions; insurance companies; broker-dealers; dealers in securities or currencies; real estate investment trusts; traders in securities who elect to use a mark-to-market method of accounting; tax-exempt organizations; entities treated as partnerships and their partners or members; persons who hold the old notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; and persons who have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, foreign or non-income tax considerations. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local, foreign and non-income tax consequences of the ownership and disposition of the exchange notes.

An exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging old notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will be the same as the holding period of the old notes and the tax basis in the exchange notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes received by it in exchange for original notes.

We will not receive any proceeds from any sale of new notes by broker-dealers.

New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us by Morrison & Foerster LLP, Washington, District of Columbia.

EXPERTS

The consolidated and combined financial statements of Vontier Corporation appearing in Vontier Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021 (“Annual Report”);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2021, July 2, 2021 and October 1, 2021;

•

Our Current Reports on Form 8-K filed with the SEC on January 12, 2021 (solely with respect to Item 8.01 therein), January  14, 2021, March  3, 2021, March  4, 2021, March  10, 2021, March  15, 2021, March  26, 2021, March  31, 2021, April  28, 2021, May  24, 2021, August  5, 2021 and September 13, 2021; and

•

All other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information and exhibits furnished and not filed with the SEC in accordance with SEC rules and regulations) from the date of this prospectus until the end of the offering of the notes.

The information contained on our website (www.vontier.com) is not incorporated into this prospectus. The reference to our website is intended to be an inactive textual reference.

Vontier Corporation hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be made by writing to us at Vontier Corporation, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607, Attention: Investor Relations, or telephoning us at (984) 275-6000. If you are requesting copies of information incorporated by reference in this prospectus in connection with the exchange offer, you must request information no later than                 , 2022, which is five business days before the scheduled expiration of the exchange offer, in order to obtain timely delivery.

Any statements contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public without charge at the SEC’s website at www.sec.gov. We also make our SEC filings available to the public without charge on or through our website at www.vontier.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this prospectus.

This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements, but reference is made to the actual agreements (copies of which will be made available upon request to the Company) for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any request for copies of the indenture, and other agreements referred to and defined herein, should be directed to us at Vontier Corporation, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607, Attention: Investor Relations.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until                , 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Vontier Corporation

Offer to Exchange

$500,000,000 1.800% Senior Notes due 2026

$500,000,000 2.400% Senior Notes due 2028

$600,000,000 2.950% Senior Notes due 2031

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each of Vontier Corporation, Gilbarco Inc. and Matco Tools Corporation is a Delaware corporation and the Delaware General Corporation Law (“DGCL”) contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors.

Section 145(a) of the DGCL, empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of each Delaware corporation, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), no corporation may indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to it unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

The Amended and Restated Bylaws of Vontier Corporation and the Bylaws of Gilbarco Inc. and Matco Tools Corporation provide that the corporation shall indemnify current and former directors and officers for any expenses relating to a proceeding arising by reason of the fact that he or she is or was a director or officer of the corporation or, while serving as a director or officer, was serving at the request of the corporation as the director, officer or similar functionary at another enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the corporation shall indemnify any person who is a party to a suit by or in the right of the corporation to procure a judgment in its favor by reason by reason of the fact that he was a corporate functionary against any expenses incurred in defense of such claim if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX TO EXHIBITS

Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Vontier Corporation (Exhibit 3.1 to Vontier Corporation’s Current Report on Form 8-K, filed with the SEC on September 30, 2020, is incorporated herein by reference).

3.2	Amended and Restated Certificate of Incorporation of Vontier Corporation (Exhibit 3.1 to Vontier Corporation’s Current Report on Form 8-K, filed with the SEC on October 13, 2020, is incorporated by reference herein).

3.3	Amended and Restated Bylaws of Vontier Corporation (Exhibit 3.2 to Vontier Corporation’s Current Report on Form 8-K, filed with the SEC on October 13, 2020, is incorporated by reference herein).

3.4	Certificate of Incorporation of Gilbarco Inc., adopted June 1, 2016.*

3.5	Bylaws of Gilbarco Inc., adopted June 1, 2016.*

3.6	Certificate of Incorporation of Matco Tools Corporation, adopted January 11, 1993.*

3.7	Certificate of Amendment to the Certificate of Incorporation of Matco Tools Corporation, adopted June 3, 2016.*

3.8	Amended and Restated Bylaws of Matco Tools Corporation, adopted June 3, 2016.*

4.1	Amended and Restated Indenture, dated November 19, 2021, between the Company, the guarantors party thereto and Wilmington Trust, N.A. (Exhibit 4.1 to Vontier Corporation’s Current Report on Form 8-K, filed with the SEC on November 19, 2021, is incorporated by reference herein).

4.2	Registration Rights Agreement, dated as of March 10, 2021, among the Company, the guarantors thereto, and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (Exhibit 10.1 to Vontier Corporation’s Current Report on Form 8-K, filed with the SEC on March 10, 2021, is incorporated by reference herein).

4.3	Form of Global 1.800% Note due 2026 (Included in Exhibit 4.1)

4.4	Form of Global 2.400% Note due 2028 (Included in Exhibit 4.1)

4.5	Form of Global 2.950% Note due 2031 (Included in Exhibit 4.1)

5.1	Opinion of Morrison & Foerster LLP*

21.1	Subsidiaries of the Registrant (Exhibit 21.1 to Vontier Corporation’s Annual Report on Form 10-K, filed with the SEC on February 25, 2021, is incorporated by reference herein).

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page of this Registration Statement)*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Letter to Registered Holders and The Depositary Trust Company Participants*

99.4	Letter to Clients*

99.5	Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner*

*	Filed herewith.

ITEM 22.	UNDERTAKINGS

(a)    Each of the undersigned registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)    Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, Vontier Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh and State of North Carolina on the 19th day of November, 2021.

VONTIER CORPORATION

By:	/s/ Mark. D. Morelli
Mark D. Morelli
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned hereby appoints Mark D. Morelli and Courtney S. Kamlet, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the SEC under the Securities Act, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the SEC pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on dates as indicated.

Name	Position	Date

/s/ Mark D. Morelli Mark D. Morelli	President and Chief Executive Officer, Director (Principal Executive Officer)	November 19, 2021

/s/ David H. Naemura David H. Naemura	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	November 19, 2021

/s/ Lynn Ross Lynn Ross	Chief Accounting Officer (Principal Accounting Officer)	November 19, 2021

/s/ Karen C. Francis Karen C. Francis	Chair, Director	November 19, 2021

/s/ Gloria R. Boyland Gloria R. Boyland	Director	November 19, 2021

/s/ Robert L. Eatroff Robert L. Eatroff	Director	November 19, 2021

/s/ Martin Gafinowitz Martin Gafinowitz	Director	November 19, 2021

Name	Position	Date

/s/ Christopher J. Klein Christopher J. Klein	Director	November 19, 2021

/s/ Andrew D. Miller Andrew D. Miller	Director	November 19, 2021

/s/ Maryrose Sylvester Maryrose Sylvester	Director	November 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act, Gilbarco Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh and State of North Carolina on the 19th day of November, 2021.

GILBARCO INC.

By:	/s/ Aaron Saak
Aaron Saak
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints Mark D. Morelli and Courtney S. Kamlet, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the SEC under the Securities Act, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the SEC pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on dates as indicated.

Name	Position	Date

/s/ Aaron Saak Aaron Saak	President (Principal Executive Officer)	November 19, 2021

/s/ Jason G. Morehead Jason G. Morehead	Vice President, Chief Financial Officer (Principal Financial Officer)	November 19, 2021

/s/ Tim Reynolds Tim Reynolds	Vice President, Treasury and Treasurer, Director	November 19, 2021

/s/ Tom Disney Tom Disney	Director	November 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act, Matco Tools Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh and State of North Carolina on the 19th day of November, 2021.

MATCO TOOLS CORPORATION

By:	/s/ Timothy J. Gilmore
Timothy J. Gilmore
President

POWER OF ATTORNEY

Each of the undersigned hereby appoints Mark D. Morelli and Courtney S. Kamlet, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the SEC under the Securities Act, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the SEC pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on dates as indicated.

Name	Position	Date

/s/ Timothy J. Gilmore Timothy J. Gilmore	President (Principal Executive Officer)	November 19, 2021

/s/ Eric Hagen Eric Hagen	Vice President, Chief Financial Officer (Principal Financial Officer)	November 19, 2021

/s/ Tim Reynolds Tim Reynolds	Vice President, Treasury and Treasurer, Director	November 19, 2021

/s/ Tom Disney Tom Disney	Director	November 19, 2021